UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19 Ha’Yahalomim St., P.O. Box 12163, Ashdod, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 3.02 Unregistered Sale of Company Securities

See Item 5.02 below.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2019, David Podwalski resigned as an officer and director of Integrity Applications, Inc., retroactive to September 17, 2019, in order to pursue other business interests.

In conjunction with this separation, he has been issued $25,000 of the Company’s common stock, at the closing price on September 17, 2019, which was $0.50 per share, in a transaction exempt from registration under Section 4(a)(2) under the Securities Act of 1933, as amended, and will receive a cash payment of $25,000 at the time the Company raises an additional $2,000,000 in net proceeds from sale of its securities. He has also agreed to not sell any shares of common stock owned by him for one year and thereafter can only sell shares subject to volume limitations set forth in the Separation Agreement between the Company and him, of even date, which is attached hereto as Exhibit 99.1.

ITEM 9.01 EXHIBIT

99.1 Form of Separation Agreement between Integrity Applications, Inc. and David Podwalski, dated October 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2019

INTEGRITY APPLICATIONS, INC.

	By:	/s/ Jolie Kahn
	Name:	Jolie Kahn
	Title:	Chief Financial Officer